EXHIBIT 11(A)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses and the Statements of Additional Information constituting parts of this Post-Effective Amendment (the "Amendemt") to this Registration Statement on Form N-1A of our report, dated January 16, 1998, relating to the financial statements and financial highlights of the series of Principal Preservation known as the Cash Reserve Portfolio, which financial statements and financial highlights also are incorporated by reference into the Amendment from the Cash Reserve's Portfolio 1997 Annual Report to Shareholders. We also consent to the references to us under the heading "Financial Highlights" in each Prospectus and under the headings "Counsel and Independent Public Accountants" and "Experts" in each Statement of Additional Information.

ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin
April 28, 1998